NOTICE OF GUARANTEED DELIVERY
                               CONSOLTEX INC.
                                    and
                            CONSOLTEX (USA) INC.

                          Offer to Exchange their
             11% Senior Subordinated Pay-in-Kind Notes due 2009
                                  or their
        11% Senior Subordinated Pay-in-Kind Notes due 2009 and Cash
                    for any and all of their outstanding
              11% Series B Senior Subordinated Notes due 2003
                          (CUSIP No. 210305 AB 4)
           and Solicitation of Consents to Proposed Waivers Under
                      and Amendments to the Indenture
       Governing the 11% Series B Senior Subordinated Notes due 2003

 Pursuant to the Confidential Offering Circular and Consent Solicitation
                      Statement Dated January 10, 2002
   THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON JANUARY 30, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
         FEBRUARY 8, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.


              This Notice of Guaranteed Delivery ("Notice") relates to the offer (the "Exchange Offer") by Consoltex Inc. and Consoltex (USA) Inc. (together, the "Issuers") to exchange, at each Holder's election, either
(i) $935 principal amount of their 11% Senior Subordinated Pay-in-Kind Notes due 2009 (the "New Notes") for each $1,000 principal amount of their outstanding 11% Series B Senior Subordinated Notes due 2003 (the "Existing Notes"), and $55 principal amount of New Notes for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer, or (ii) $573.63 principal amount of New Notes and $46.38 in cash for each $1,000 principal amount of Existing Notes, and $33.74 principal amount of New Notes for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer. In connection with the Exchange Offer, the Issuers also are soliciting consents (the "Consent Solicitation") from Holders to certain waivers under and amendments to the indenture governing the Existing Notes (the "Proposed Waivers and Amendments"). Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

   The Exchange Agent for the Exchange Offer and Consent Solicitation is:
                              U.S. Bank, N.A.

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

     By Hand and Overnight Courier:            By Registered or Certified Mail:                    By Facsimile:
    180 East Fifth Street, 4th Floor           180 East Fifth Street, 4th Floor                   (651) 244-8600
          Saint Paul, MN 55101                       Saint Paul, MN 55101
        Attn: Default Processing                   Attn: Default Processing



                                                                                             To Confirm by Telephone:
                                                                                             (800) 934-6802, option 5
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         DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice is not to be used to guarantee signatures. If a signature on a Consent and Letter of Transmittal is required to be guaranteed by an "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

         You must use this Notice, or one substantially equivalent to this form, to tender your Existing Notes in the Exchange Offer (and to deliver the related Consents with respect thereto) if, on or prior to the Consent Time or the Expiration Time, as applicable, either (i) the procedures for book-entry delivery of your Existing Notes cannot be completed, or (ii) you are unable to properly complete and sign the Consent and Letter of Transmittal, or a manually signed facsimile thereof, in accordance with the instructions contained in the Consent and Letter of Transmittal, and deliver the Consent and Letter of Transmittal, and any required signature guarantees and other required documents, together with your certificates representing the Existing Notes being tendered, to U.S. Bank, N.A. (the "Exchange Agent"), at the addresses or facsimile numbers set forth above. This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to the Exchange Agent and must be received by the Exchange Agent at, or prior to the Consent Time or the Expiration Time, as applicable. The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Confidential Offering Circular and Consent Solicitation Statement dated January 10, 2002 (the "Offering Circular") and the accompanying Consent and Letter of Transmittal.

         In order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer (and to deliver the related Consents with respect thereto), either (i)(a) you must guarantee that the procedures for book-entry delivery of such Existing Notes will be completed, and that the Exchange Agent will receive an Agent's Message or a properly completed, dated and duly executed Consent and Letter of Transmittal relating to such Existing Notes (or a manually signed facsimile thereof), with any required signature guarantees, in each case, within three New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive a book-entry delivery of such Existing Notes into the account of the Exchange Agent at DTC, together with an Agent's Message or a properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), within three New York Stock Exchange trading days after the date of execution of this Notice; or (ii)(a) you must guarantee that the Exchange Agent will receive a properly completed, dated and duly executed Consent and Letter of Transmittal relating to such Existing Notes (or a manually signed facsimile thereof), with any required signature guarantees and other required documents, together with the certificates evidencing such Existing Notes, within three New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive such certificates evidencing such Existing Notes, together with a properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and other required documents, within three New York Stock Exchange trading days after the date of execution of this Notice.


Ladies and Gentlemen:

         The undersigned hereby tenders to Consoltex Inc. and Consoltex
(USA) Inc. (together, the "Issuers"), upon the terms and subject to the conditions set forth in the Confidential Offering Circular and Consent Solicitation Statement, dated January 10, 2002 (the "Offering Circular"), and the related Consent and Letter of Transmittal, receipt of each of which the undersigned hereby acknowledges, the aggregate principal amount of Existing Notes set forth below and thereby delivers the related Consent to the Proposed Waivers and Amendments, pursuant to the guaranteed delivery procedures described in the Consent and Letter of Transmittal and under the caption "The Exchange Offer and Consent Solicitation--Procedures for Tendering Existing Notes and Delivering Consents" in the Offering Circular.


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

                                                                                       PLEASE SIGN HERE

----------------------------------------------------------
Aggregate Principal Amount of Existing Notes
Tendered                                                           X
                                                                   ---------------------------------------------------------


                                                                   X
----------------------------------------------------------         ---------------------------------------------------------
Name(s) of Registered Holders                                      Signature(s) of Owner(s)                           Date
                                                                   or Authorized Signatory



----------------------------------------------------------         ---------------------------------------------------------
Name of Eligible Guarantor Institution Guaranteeing                             Area Code and Telephone Number
Delivery

                                                                   Must be signed by the holder(s) of the Existing Notes
                                                                   being tendered as the name(s) appear(s) on the
Provide the following information for Existing Notes               certificates evidencing such Existing Notes or on a
certificates to be delivered to the Exchange Agent:                security position listing, or by person(s) authorized to
                                                                   become registered holder(s) by endorsement and documents
                                                                   transmitted with this Notice of Guaranteed Delivery. If
                                                                   signature is by a trustee, executor, administrator,
                                                                   guardian, attorney-in-fact, officer or other person
                                                                   acting in a fiduciary or representative capacity, such
                                                                   person must set forth his or her full title below. Please
                                                                   print name(s) and address(es).
Certificate Numbers for Existing Notes Tendered

Provide the following information for Existing Notes to be tendered by book-entry delivery:



----------------------------------------------------------
Name of Tendering Institution


                                                                   ---------------------------------------------------------
                                                                   Name(s):

----------------------------------------------------------
DTC Account Number
                                                                   ---------------------------------------------------------
                                                                   Capacity:

All authority herein conferred or agreed to be conferred
shall survive the death or incapacity of the undersigned,          ---------------------------------------------------------
and every obligation of the undersigned hereunder shall be
binding upon the heirs, personal representatives, successors       ---------------------------------------------------------
and assigns of the undersigned.
                                                                   ---------------------------------------------------------
                                                                   Address(es):
                                                                   ---------------------------------------------------------
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                                 GUARANTEE

                 (Not To Be Used For Signature Guarantees)

         The undersigned, a firm or other entity identified in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, within two New York Stock Exchange trading days after the date of execution of this Notice, the Existing Notes tendered hereby, either: (a) by book-entry transfer, to the account of the Exchange Agent at DTC, pursuant to the procedures for book-entry delivery set forth in the Offering Circular, together with an Agent's Message or one or more properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the Existing Notes tendered hereby, together with the properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other required documents.
         The undersigned acknowledges that it must deliver the Existing Notes tendered hereby, either (i) by book-entry transfer into the account of the Exchange Agent at DTC, together with an Agent's Message, or the Consent and Letter of Transmittal (or a manually signed facsimile thereof), and any required signature guarantees and other required documents, or (ii) by delivering to the Exchange Agent certificates representing the Existing Notes tendered hereby, together with the Consent and Letter of Transmittal (or a manually signed facsimile thereof), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
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

                                                   (Please Type or Print)


-----------------------------------------------------                     ----------------------------------------------------
                     (Firm Name)                                                         (Authorized Signature)


-----------------------------------------------------                     ----------------------------------------------------
                                                                                                (Title)

-----------------------------------------------------                     ----------------------------------------------------
                   (Firm Address)                                                                (Date)


-----------------------------------------------------
          (Area Code and Telephone Number)

        DO NOT SEND PHYSICAL CERTIFICATES REPRESENTING EXISTING NOTES WITH THIS NOTICE. SUCH
             PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A
                 PROPERLY COMPLETED AND EXECUTED CONSENT AND LETTER OF TRANSMITTAL.
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